UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 08, 2025

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 City Centre Drive Suite 501
Mississauga, Ontario, Canada		L5B 1M5
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 628-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A	TSNDF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common shares, no par value, trade over-the-counter on OTCQX Best Market under the trading symbol “TSNDF”.

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on August 1, 2024, TerrAscend Corp. (the “Company”) and TerrAscend USA, Inc., as guarantors, and each of WDB Holding CA, Inc., WDB Holding PA, Inc., Moose Curve Holdings, LLC, Hempaid, LLC and pursuant to a joinder agreement dated September 30, 2024, WDB Holding MI, Inc., including certain of each of their respective subsidiaries, as borrowers, and FG Agency Lending LLC, as the Administrative Agent (the “Agent”), entered into a Loan Agreement (the “FG Loan”) for a four-year, $140 million senior-secured term loan.

On July 8, 2025, TerrAscend Growth Corp., TerrAscend USA, Inc., TerrAscend NJ LLC, TER Holding MD, Inc., and WDB Holding MD, Inc., including certain of each of their respective subsidiaries, and other borrowers, all of which are entities that are consolidated in the financial statements of the Company (collectively, the “Incremental Amendment Borrowers”), became parties to the FG Loan as borrowers pursuant to a joinder agreement, by and among the Incremental Amendment Borrowers and the Agent, with an amendment to the FG Loan for an additional $79 million upsize to the existing FG Loan (the “Amendment”). The full amount of the Amendment of $79 million was drawn on July 8, 2025, and $68 million of which was used to retire the Pelorus Term Loan (as defined below), and certain other indebtedness of the Company, in addition to being used for future growth initiatives. As a result, the outstanding obligation under the Pelorus Term Loan were repaid in full and subsequently terminated. In addition, the Amendment provides for an uncommitted term loan facility of up to $35 million for mergers and acquisitions, which remains undrawn as of the date hereof.

Certain funds controlled by the Company’s Executive Chairman, Jason Wild, a related party of the Company, have invested approximately $1.6 million under the FG Loan.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 1.02 Termination of a Material Definitive Agreement.

On July 8, 2025, the proceeds from the Amendment were used, in part, to pay down the Company’s senior-secured term loan under that certain Loan Agreement dated October 11, 2022, by and among TerrAscend NJ LLC, HMS Processing LLC, HMS Hagerstown, LLC and HMS Health, LLC, and other borrowers that are consolidated in the financial statements of the Company, the lenders party thereto and Pelorus Fund REIT, LLC, as lender (the “Pelorus Term Loan”). Using the proceeds from the Amendment, all of the outstanding obligations under the Pelorus Term Loan were repaid in full and the Pelorus Term Loan was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 9, 2025, the Company issued a press release regarding the entry into the Amendment and the Company’s use of the proceeds from the Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerrAscend Corp.

Date:	July 9, 2025	By:	/s/ Ziad Ghanem
Ziad Ghanem President & Chief Executive Officer